UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 29, 2011

(Exact name of registrant as specified in its charter)
Delaware	000-13059	33-0055414
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3169 Red Hill Avenue, Costa Mesa, CA	92626
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (714) 549-0421

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit Index on page 4

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Dr. William C. LaCourse tendered his resignation from Ceradyne’s Board of Directors, effective as of August 29, 2011, due to personal reasons. At the time of his resignation, Dr. LaCourse was a member of the Audit Committee and Technology Committee of the Board.  Dr. LaCourse had served on Ceradyne’s Board since June 2006.

On August 29, 2011, the Board of Directors unanimously elected Dr. Siegfried Müssig to fill the vacancy on the Board created by the resignation of Dr. LaCourse, and also appointed Dr. Müssig to serve on the Technology Committee of the Board, effective immediately. Dr. Müssig obtained a Ph.D. in Physical Chemistry from the Karlsruhe Institute of Technology in 1981. Now retired, he spent his entire career in engineering and management positions in the oil and gas industry, most recently with Maersk Oil, an international oil and gas exploration and production company based in Denmark. We expect that Dr. Müssig, with his extensive experience and expertise in the oil and gas industry, will provide valuable guidance to Ceradyne’s PetroCeram® oil and gas products group.

The Board also unanimously appointed Mr. Richard A. Alliegro to serve on the Audit Committee of the Board, effective immediately, to fill the vacancy on that Committee created by the resignation of Dr. LaCourse. Mr. Alliegro has served on Ceradyne’s Board since 1992.

Item 7.01.	Regulation FD Disclosure.

On August 31, 2011, Ceradyne, Inc. issued a press release announcing that its Board of Directors had approved the repurchase of up to $100 million of Ceradyne common stock in open market transactions, including block purchases, or in privately negotiated transactions. This authorization is in addition to the approximately $7.5 million balance remaining under the stock repurchase program authorized by the Company in March 2008. A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description
99.1	Press release of Ceradyne, Inc. dated August 31, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERADYNE, INC.
September 1, 2011	By:	/s/ Jerrold J. Pellizzon
Jerrold J. Pellizzon
Chief Financial Officer and Secretary

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Ceradyne, Inc. dated August 31, 2011.

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